UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

AVI BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders of AVI BioPharma, Inc., which will be held on Tuesday, May 22, 2007, at 9:00 am, local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2006 is also enclosed.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares will be represented at the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your support of the Company.

Sincerely,

K. Michael Forrest
Chief Executive Officer

AVI BIOPHARMA, INC.
NOTICE OF ANNUAL MEETING

To Be Held on May 22, 2007

To the Shareholders of AVI BioPharma, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of AVI BIOPHARMA, INC. (the “Company” or “AVI”) will be held on May 22, 2007 at 9:00 a.m. local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, for the following purposes:

1.                To consider and vote upon a proposal to elect three (3) Group II Directors, each for a two-year term;

2.                To consider and vote upon a proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2007; and

3.                To transact such other business as may properly come before the meeting.

The Board of Directors has fixed March 23, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors
K. Michael Forrest
Chief Executive Officer

Portland, Oregon
April 17, 2007

AVI BIOPHARMA, INC.
One S.W. Columbia Street, Suite 1105
Portland, Oregon 97258

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2007

General

This Proxy Statement is furnished to shareholders of AVI BIOPHARMA, INC. (the “Company” or “AVI”) in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of the Company’s outstanding shares of Common Stock, $0.0001 par value (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on May 22, 2007, at 9:00 a.m. local time, at AVI BioPharma, Inc., 4575 SW Research Way, Corvallis, Oregon, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, shareholders will be asked to consider and vote upon proposals to (i) elect three members to Group II of the Board of Directors, each for a two-year term, (ii) ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2007, and (iii) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to the Company’s shareholders on or about April 17, 2007.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed March 23, 2007, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 15,800 beneficial owners of the 53,282,841 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR (i) THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY AND (ii) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy in their discretion upon such matters.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by (i) filing a written notice of revocation with, (ii) delivering a duly executed proxy bearing a later date to, Assistant Secretary, AVI BioPharma, Inc., One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, or  (iii) attending the Annual Meeting and voting in person. In order to be effective, all revocations or later-filed proxies must be delivered to the Company at the Portland, Oregon address not later than May 21, 2007, 5:00 p.m. local time. All valid, unrevoked proxies will be voted at the Annual Meeting. Under Oregon law, shareholders are not entitled to dissenter’s rights with respect to any of the proposals set forth in this proxy statement.

AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth certain information with respect to the current directors and executive officers of AVI:

Name	Age	Position(6)
K. Michael Forrest(1)(5)	63	Chief Executive Officer and Director
Alan P. Timmins(1)	47	President, Chief Operating Officer and Director
Mark M. Webber	52	Chief Financial Officer and Chief Information Officer
Patrick L. Iversen, Ph.D.	51	Senior Vice President of Research and Development
Peter D. O’Hanley, Ph.D., M.D.	56	Senior Vice President of Clinical Development and Regulatory Affairs
Dwight D. Weller, Ph.D.	56	Senior Vice President of Chemistry and Manufacturing
Jack L. Bowman(2)(4)	74	Chairman of the Board and Lead Director
John W. Fara, Ph.D.(3)(4)	64	Director
Michael D. Casey(4)	61	Director
James B. Hicks, Ph.D.(3)	60	Director
John C. Hodgman(2)(3)	52	Director

(1)          Member of the Executive Committee.

(2)          Member of the Compensation Committee.

(3)          Member of the Audit Committee.

(4)          Member of the Nominating and Corporate Governance Committee.

(5)          On March 27, 2007, Denis R. Burger, Ph.D. resigned as the Company’s Chief Executive Officer and Chairman of the Board. Following Dr. Burger’s resignation, the Board of Directors elected Jack L. Bowman as Chairman of the Board and K. Michael Forrest as Chief Executive Officer. On March 27, 2007, in connection with becoming Chief Executive Officer, Mr. Forrest resigned from the Compensation Committee.

(6)          With the exception of Mr. Timmins, as of December 31, 2006 all directors are independent under the independence standards applicable to the Company. Beginning March 27, 2007, Mr. Forrest was no longer independent.

K. Michael Forrest has served as a director of AVI since March 2005. On March 27, 2007 Mr. Forrest was elected Chief Executive Officer. Mr. Forrest has more than 35 years of biotech and large pharmaceutical experience in executive management, research oversight, clinical and product development, strategic planning, mergers and acquisitions, business development, marketing and sales positions in U.S. and international markets. Mr. Forrest is currently chairman of Apex Bioventures, LLC, a private investment and consulting company focusing on emerging companies in the healthcare sector. Mr. Forrest served as the president, chief executive officer, and a director of Cellegy Pharmaceuticals, Inc., a biopharmaceutical company, from 1996 to 2005. He previously served as president and chief executive officer of Mercator Genetics, a private biotechnology company, and as president and chief executive officer of Transkaryotic Therapies, Inc., a public biotechnology company. Previously, Mr. Forrest occupied senior line management and marketing positions with Pfizer and Lederle. He currently serves as a director of INEX Pharmaceuticals, a public company developing anti-cancer and other products using siRNA and immunostimulatory oligoneucleotides. Mr. Forrest holds a B.S. in Business Administration from Georgetown University, with a concentration in marketing, finance and economics.

Alan P. Timmins has served as President of AVI since May 2000, Chief Operating Officer of AVI since October 1996, and as a director of AVI since 1997. From 1992 to May 2000, he was Executive Vice President and Chief Financial Officer of AVI. Mr. Timmins received a B.B.A. in Accounting and Management from the University of Portland and an M.B.A. from Stanford University. He is a Certified Public Accountant (inactive).

Mark M. Webber has served as Chief Financial Officer and Chief Information Officer of AVI since May 2000 and as Controller since October 1997. From 1993 to 1997, he was Director of Finance for Pacific Rehabilitation and Sports Medicine, Inc., a physical therapy services company. Mr. Webber holds a B.S. in accounting from the University of Oregon.

Patrick L. Iversen, Ph.D. has served as Senior Vice President of Research and Development from 1997 and as a director of AVI from 1997 through 2005. Dr. Iversen left the board on May 18, 2005. From 1987 through 1997, Dr. Iversen was on staff at the University of Nebraska Medical Center, most recently as a Professor in the College of Medicine. Dr. Iversen, who has published extensively on antisense research and development, additionally served as a consultant to various pharmaceutical and biotechnology companies, including GLAXO Inc., Innovir Pharmaceuticals, Lynx Therapeutics, and Isis Pharmaceuticals, as well as to AVI. He is a former member of the Leukemia Society of America Board of Directors. Dr. Iversen holds a B.S. in Biology from Westminster College and a Ph.D. in Biochemical Pharmacology and Toxicology from the University of Utah, followed by post-doctoral work at the Eppley Institute for Research in Cancer and Allied Diseases. Current services activities include being a member of the ALTX-1 study section of the National Institutes of Health and Scientific Advisory Board for the Linus Pauling Institute.

Peter D. O’Hanley, Ph.D., M.D. has served as Senior Vice President of Clinical Development and Regulatory Affairs since March 2004. From 2002 to 2003 he served as the Vice President Clinical Development for Maxygen, Inc., and was the Chief Scientific Officer for Preventis, Inc. from 2000 to 2003. Prior to that, Dr. O’Hanley was with Quintiles, Inc. from 1998 to 2000, most recently as the Vice President and Chief Scientific Officer of the Anti-Infective Therapeutic & Immunology Therapeutic Groups. Prior to that, he was with Shaman Pharmaceuticals as a Visiting Clinical Scientist from 1996 to 1997 while on sabbatical from the Stanford University School of Medicine, where he served from 1985 through 1998, most recently an Associate Professor. Dr. O’Hanley holds a B.A. in Zoology from Pomona College, a Ph.D. in Anatomy and an M.D. from the Medical University of South Carolina. Dr. O’Hanley also holds an M.P.H. in Epidemiology from the University of California, Berkeley.

Dwight D. Weller, Ph.D. has served as Senior Vice President of Chemistry and Manufacturing of AVI since 1997, as Vice President of Research and Development of AVI from 1992 to 1997, and as a director of AVI from 1991 through May 24, 2006, on which date he resigned from the board. Dr. Weller received a B.S. in Chemistry from Lafayette College and a Ph.D. in Chemistry from the University of California at Berkeley, followed by postdoctoral work in Bio-Organic Chemistry at the University of Illinois.

Jack L. Bowman has served as a director of AVI since March 2004 and as Lead Director since August 30, 2006. On March 27, 2007 Mr. Bowman was elected Chairman of the Board. Mr. Bowman has more than 40 years of experience in the biopharmaceutical industry, having served as company group chairman of Johnson & Johnson, with global responsibility for most of that company’s pharmaceutical and diagnostic businesses, executive vice president of American Cyanamid’s global pharmaceutical, medical device and consumer products businesses, president of Lederle Laboratories and executive vice president of Ciba-Geigy’s pharmaceutical business in the United States. Mr. Bowman previously served as the chairman and chief executive officer of NeoRx Corporation, a Seattle-based biotechnology company. He currently serves on the board of Celgene Corporation as its lead independent director and on the board of Targeted Genetics. Mr. Bowman holds a B.Ed. from Western Washington University.

Michael D. Casey has served as a director of AVI since May 2006. Since February 2002, Mr. Casey has been a self-employed consultant to the pharmaceutical industry. Previously, Mr. Casey served four years as

President, Chief Executive Officer and Chairman of Matrix Pharmaceutical, Inc., a biopharmaceutical company, until Chiron Corporation acquired the company. Prior to joining Matrix, Mr. Casey was President of two divisions of Schein Pharmaceutical, Inc. from 1995 to 1997, and President and Chief Operating Officer of Genetic Therapy, Inc. from 1993 to 1995 until it was sold to Sandoz (Novartis). Mr. Casey also spent 25 years with Johnson & Johnson, including serving as Vice President of Sales and Marketing of Ortho Pharmaceutical Corporation and President of McNeil Pharmaceuticals. Mr. Casey is a director of Allos Therapeutics, Inc., Celgene Corp., Cholestech Corporation, Durect Corporation and OrthoLogic Corp.

John W. Fara, Ph.D. has served as a director of AVI since May 2000. He has served as the President and Chief Executive Officer of DepoMed, Inc. a biopharmaceutical company, since 1996, and as its Chairman of the Board since April 2000. Between 1990 and 1996, he served as President and Chief Executive Officer of Anergen, Inc., a biotechnology company, and previously was President of Prototek, Inc., an early stage pharmaceutical development company. He currently serves as a director and member of the Compensation Committee of Iomed, Inc. Dr. Fara holds a B.S. from the University of Wisconsin and a Ph.D. from the University of California at Los Angeles.

James B. Hicks, Ph.D. has served as a director of AVI since 1997. He is Senior Research Fellow and Director of the Women’s Cancer Genomics Initiative at Cold Springs Harbor Laboratory. He has served as the Director and Chief Technology Officer of Virogenomics, Inc. a biotechnology company, since 2001. Dr. Hicks currently serves on the board of Barrett Business Services. Dr. Hicks received his B.A. degree in Biology from Willamette University and his Ph.D. in Molecular Biology from the University of Oregon, followed by post-doctoral research at Cornell University.

John C. Hodgman has served as a director of AVI since March 2004. He has served as the Senior Vice President of Finance, CFO of InterMune, Inc., a biotechnology company, since August 2006. He has served as the Chairman of Cygnus, Inc., a biopharmaceutical company, since 1999 and President and Chief Executive Officer of that company between 1998 and 2006. Mr. Hodgman joined Cygnus in 1994 as Vice President of Finance and Chief Financial Officer and between 1995 and 1998, he also served as President of Cygnus Diagnostics. He was President and Chief Executive Officer of Aerogen, Inc., a biopharmaceutical company, from June 2005 to October 2005 when the company was sold to Nektar, Inc. Mr. Hodgman also serves on the boards of Immersion Corporation, Inflazyme Pharmaceuticals, Ltd., and Alpha Innotech Corporation. Mr. Hodgman holds a bachelor of science degree from Brigham Young University and an M.B.A. from the University of Utah. Mr. Hodgman serves on the Company’s Audit Committee as its Chairman and financial expert.

Board of Directors Meetings and Committees

During 2006, AVI’s Board of Directors held four (4) meetings. Each incumbent director attended all meetings of the Board of Directors and all meetings of the committees of the Board on which he served.

The Board of Directors has appointed an Executive Committee, which held no meetings during the fiscal year ended December 31, 2006. The members of the Executive Committee during 2006 were Alan P. Timmins and Dr. Denis R. Burger. Dr. Dwight D. Weller served on the Executive Committee from January 1, 2006 to May 24, 2006 after which he was no longer a member of the Board of Directors. As of March 27, 2007, Dr. Burger resigned from the Executive Committee, and Mr. Forrest was appointed to replace him. The Executive Committee meets between Board Meetings and is authorized to take actions on behalf of the Board of Directors, except for certain material corporate actions, such as approval of a merger or sale of all or substantially all of the Company’s assets.

The Board of Directors also has a standing Audit Committee, which conducted five (5) meetings during the fiscal year ended December 31, 2006. The members of the Audit Committee are John C.

Hodgman and Drs. John W. Fara and James B. Hicks. Mr. Hodgman serves as the Committee’s Chairman and the Committee’s designated financial expert.

The Audit Committee oversees the annual and quarterly financial reporting process, retains and replaces the Company’s independent auditors, discusses with the auditors their independence from management and reviews the scope of the independent annual audit. The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors on March 30, 2004, a copy of which is posted on the Company’s website (www.avibio.com). The Audit Committee reviewed and reassessed the charter for effectiveness during 2006.

The Board of Directors also has a standing Compensation Committee, which reviews and makes recommendations to the full Board of Directors regarding compensation for the Company’s executive officers and directors and administers the Company’s stock option and employee stock purchase plans. During the fiscal year ended December 31, 2006, the Compensation Committee held one (1) meeting. As of the fiscal year ended December 31, 2006, the Compensation Committee was composed of three independent directors, Messrs. Jack L. Bowman, K. Michael Forrest, and John C. Hodgman. As of March 27, 2007 in connection with becoming Chief Executive Officer, Mr. Forrest resigned from the Compensation Committee. Mr. Bowman serves as the Committee’s Chairman. A copy of the Compensation Committee charter is posted on the Company’s website (www.avibio.com).

The Board of Directors also has a standing Nominating and Corporate Governance Committee, which is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors and to ensure compliance with the Company’s Code of Ethics and other corporate governance policies. The members of the Nominating and Corporate Governance Committee for the fiscal year ended December 31, 2006 were Drs. John W. Fara and Messrs. Jack L. Bowman and Michael D. Casey. Dr. Fara serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under an amended and restated written charter adopted by the Board of Directors on February 16, 2006, a copy of which is posted on the Company’s website (www.avibio.com).

The members of the Audit, Nominating and Corporate Governance, and Compensation committees each are independent as defined under applicable listing requirements of the Nasdaq Stock Market and all members of the Audit Committee have the requisite financial experience.

Each director attended the Company’s 2006 annual meeting of shareholders.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all directors and employees, including all officers, managers and supervisors, and is intended to better ensure full, fair, accurate, timely and understandable disclosures in our public documents and reports, compliance with applicable laws, prompt internal reporting of violations of these standards and accountability for adherence to standards. The Company has contracted with Ethicspoint to provide a method for employees and others to report violations of the Code anonymously. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website (www.avibio.com).

Communications to the Board of Directors

The Board of Directors welcomes and encourages shareholders to share their thoughts regarding the Company. Towards that end, the Board of Directors has adopted a policy whereby all communications should first be directed to Investor Relations. Investor Relations will then distribute a copy of the communication to the Chairman of the Board, the Chairman of the Audit Committee and the Company’s outside counsel. Based on the input and decision of these persons, along with the entire Board of Directors if it is deemed necessary, the Company, through its Investor Relations department, will respond to the communication. Shareholders should not communicate directly with any individual officer or director unless requested to do so.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires AVI’s directors and officers, and persons who own more than ten percent (10%) of a registered class of AVI’s equity securities, to file initial reports of ownership and report of changes in ownership with the Commission. Such persons also are required to furnish AVI with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal year 2006, or written representations from certain reporting persons, AVI believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of AVI’s equity securities have been complied with for fiscal 2006.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the fiscal year ended December 31, 2006, the members of the Compensation Committee were Messrs. Jack L. Bowman, K. Michael Forrest, and John C. Hodgman. There were no employee directors on the Compensation Committee and no interlocks.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of the Compensation Program

The executive compensation program is implemented by the Company’s Compensation Committee. As of the fiscal year ended December 31, 2006, the Compensation Committee was composed of three independent directors, Messrs. Jack L. Bowman, K. Michael Forrest, and John C. Hodgman. As of March 27, 2007 in connection with becoming the Chief Executive Officer, Mr. Forrest resigned as a member of the Compensation Committee. The Compensation Committee is responsible for reviewing, assessing, and initially approving all elements of compensation for our named executive officers. Compensation recommendations from the Compensation Committee are submitted to the full Board of Directors for approval.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2006, as well as the other individuals included in the Summary Compensation Table on page 10, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The purpose of the Company’s compensation program is to attract, motivate and retain key executive employees in order to promote the success of the Company. The Company seeks to reward and to provide incentives to named executive officers for their performance. Currently, the Company’s compensation program is comprised of a base salary, a performance-based cash bonus and long-term incentive opportunities in the form of stock options, along with benefits offered to all employees of the Company, including the Company’s Employee Stock Purchase Plan and the 401(k) Plan.

The compensation program is designed to reward named executive officers for meeting specific goals that are established for each named executive officer and for the Company as a whole. In addition, the compensation program is used to attract and retain highly qualified individuals as named executive officers of the Company. At the end of the fiscal year, the Chief Executive Officer and the Compensation Committee assess how each named executive officer has performed with respect to these goals. The compensation package for each named executive officer, including base salary for the following year, cash bonus for the current year, and stock options, is determined primarily on the basis of how that named executive officer performed in meeting his goals and also on market factors that require the Company to remain competitive in its compensation package in order to attract and retain qualified individuals.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer assesses the performance of the named executive officers. He then recommends to the Compensation Committee a base salary, performance-based cash bonus and a grant of stock options at levels for each named executive officer, including himself, based on that assessment.

Setting Executive Compensation

In developing its recommendations to the Board of Directors regarding compensation for named executive officers, the Compensation Committee considers a number of factors, including analyses of compensation in similarly-sized companies in the biopharmaceutical industry, analyses of compensation levels in similar companies in the Company’s local geographic area, as well as the satisfaction of previously-developed performance measurements. The Company competes for executive talent across a broad range of business segments. Consequently, the Company’s management collects and analyzes competitive salary data from the Radford Biotechnology Compensation Survey. Significant weight is placed on the data from the Radford Biotechnology Compensation Survey. On at least an annual basis, the Compensation Committee reviews the analysis as part of its competitive compensation review.

The Compensation Committee proposes a compensation package for each named executive officer, which is then discussed by the Board of Directors. The Board of Directors considers the recommendation of the Compensation Committee and then approves a compensation package for each named executive officer.

Named executive officers are granted incentive stock options up to the maximum amount permitted by law. Any stock options granted above that amount are treated as non-qualified stock options. Existing named executive officers typically receive stock option grants following the February meeting of the Board of Directors. The exercise price is of the stock options is equal to 100% of the closing market price on the day of the February meeting. The date of the February board meeting typically is set at the November board meeting. With respect to new employees, stock options are generally granted following the first board meeting after the starting date of their employment.

The Compensation Committee believes that the total compensation package provided to the Company’s executives, combining both short-term and long-term incentives, some of which are at risk based on individual and Company performance, is competitive without being excessive, and is at an appropriate level to assure the retention and motivation of this highly skilled and experienced segment of the Company’s workforce, and at the same time would be attractive to any additional talent that might be needed in the changing workplace.

Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

•       Base salary;

•       Performance based cash bonuses;

•       Equity Incentive Plan;

•       Employee Stock Purchase Plan; and

•       401(k) Plan

Base Salaries.   The base salaries of the Company’s executive officers are established as part of an annual compensation adjustment cycle. In establishing those salaries, the Compensation Committee considers information about salaries paid by companies of comparable size in the biopharmaceutical industry, individual performance, position, and internal comparability considerations. While all of these factors are considered, the Compensation Committee does not assign specific weight to any of these factors.

Performance Based Cash Bonuses.   The Company typically grants cash bonuses to executives as part of their annual overall compensation. Such cash bonuses are in recognition of achievement of performance milestones for the  individual named executive officers and of milestones achieved by the Company as a whole. The use of cash bonuses also allows the Company to more effectively manage cash resources, while maintaining compensation levels that are competitive within the biotechnology industry.

Equity Incentive Plan.   The long-term compensation of named executive officers takes the form of stock option awards under the Company’s 2002 Equity Incentive Plan (“2002 Plan”). The 2002 Plan, which replaced the Company’s 1992 Stock Incentive Plan is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The 2002 Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation helps ensure that the Company’s named executive officers have a continuing stake in the long-term success of the Company. The 2002 Plan provides incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives. All options granted by the Company have been granted with an exercise price equal to the closing market price of the Company’s Common Stock on the date of grant and, accordingly, will only have value if the Company’s stock price increases. In granting options under the 2002 Plan, the Compensation Committee, generally takes into account each executive’s responsibilities, relative position in the Company, past grants, and approximate grants to individuals in similar positions for companies of comparable size in the biopharmaceutical industry. The 2002 Plan is administered by the Compensation Committee.

Beginning on January 1, 2006, the Company began accounting for stock options granted under the 2002 Plan in accordance with the requirements of FASB 123R.

In 2006, the Company issued options to purchase 575,000 shares of Common Stock to named executive officers, options to purchase 83,000 shares of Common Stock to directors, options to purchase 333,700 shares of Common Stock to other employees, and options to purchase 181,000 shares of Common Stock to consultants.

Employee Stock Purchase Plan.   The purpose of the Employee Stock Purchase Plan (“ESPP”) is to attract and retain qualified employees essential to the success of the Company, and to provide such persons with an incentive to perform in the best interests of the Company. The ESPP is administered by the Compensation Committee, which has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval. All employees of the Company and its subsidiaries, including the Company’s named executive officers, may participate in the ESPP if they: (i) are employed in a position with regular hours of 20 or more hours a week and (ii) are employed more than five months in any calendar year. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on May 1 and November 1 each year (the “Enrollment Dates”). During the offering periods, participants accumulate funds in an account through payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock from the Company. The purchase price per share is equal to 85% of the lower of the fair market value of the Common Stock (i) on the beginning date of the offering period or (ii) the end of the Offering Period. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

Beginning on January 1, 2006, the Company began accounting for stock issued under the ESPP in accordance with the requirements of FASB 123R.

In 2006, we issued 18,888 shares of Common Stock to named executive officers, and 22,775 shares to other employees under the ESPP.

401(k) Plan.   The Company’s 401(k) Plan is a defined contribution profit sharing plan with a 401(k) option. The plan year is January 1 to December 31, and was created on November 1, 1992. Employees who are at least twenty-one years old and who have provided at least thirty days of service are eligible to participate in the 401(k) Plan. Employees who are union employees, non-resident alien employees with no US-source income and non-common law employees are not eligible to participate. Participants may defer up to the maximum allowed by law. At the discretion of the Company, participants may receive a match on the first 4% of compensation that the participant contributes to the 401(k) Plan. As of the fiscal year ended December 31, 2006, the named executive officers received a 401(k) contribution match of up to 4% of their 401(k) Plan contribution subject to the maximum amount permitted by law.

Employment Agreements with Executive Officers.   The Company has entered into employment contracts with each of that named executive officers that provide for a base annual compensation. The employment contracts are cancelable by the employee on sixty days notice and by the Company on thirty days notice or for cause. Cause is defined in the employment agreement as the named executive officer’s willful or repeated failure to comply with the Company’s policies, standards or regulations, or the named executive officer engages in conduct that is dishonest, fraudulent or detrimental to the Company. Under their respective agreements, the named executive officer is entitled to receive severance pay of one year’s base salary following either termination without cause or, following a change in control followed by voluntary termination by the employee. A change in control is defined in the employment agreement as any one of the following events; (1) any person becomes the beneficial owner of twenty-five percent or more of the total number of voting shares of the Company; (2) any person (other than a person named in a proxy solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies representing twenty-five percent or more of the total number of shares of the Company; (3) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent or more of the total voting shares of the Company; and (4) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions cease to constitute at least two-thirds of the Board of Directors of the Company or any successor entity.

In addition, the employment agreement prevents the named executive officer from competing with the Company or soliciting the employment of other individuals employed by the Company during their employment and for a period of one year thereafter. Under the employment agreements, the named executive officers may not disclose the Company’s confidential information to outsiders during employment and for a period of two years thereafter and must assign inventions conceived by them to the Company.

Upon termination other than for cause, the employment agreement also provides for full vesting of all outstanding stock options.

Equity Ownership Guidelines

There are no mandatory or target guidelines with respect to equity ownership by named executive officers.

2006 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006. Based on the fair value of equity awards granted to named executive officers in 2006 and the base salary of the named executive officers, “Salary” accounted for, on average, approximately 34% of the total compensation of the named executive officers, incentive compensation including cash bonus and stock option grants, accounted for approximately 65% of the total compensation of the named executive officers and benefits accounted for approximately 1% of the total compensation of named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Denis R. Burger, Ph.D.	2006	375,000	—	—	807,757	(3)	—	—	8,800	1,191,557
Chief Executive Officer
Mark M. Webber	2006	225,000	50,000	—	280,073		—	—	8,800	563,873
Chief Financial Officer
Alan P. Timmins	2006	300,000	110,000	—	632,273	(4)	—	—	8,800	1,051,073
President and Chief Operating Officer
Patrick L. Iversen, Ph.D.	2006	250,000	75,000	—	296,206	(5)	—	—	8,800	630,006
SVP of Research and Development
Dwight D. Weller, Ph.D.	2006	230,000	50,000	—	290,483		—	—	8,800	579,283
SVP of Chemistry and Manufacturing

(1)             The amounts in the option awards column reflect the dollar amount recognized for financial statement reporting purposes calculated in accordance with FAS 123R and, thus, include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 2 to the financial statements set forth in our annual report on Form 10-K, filed March 16, 2007 (Commission File No. 0-22613).

(2)             Represents funds contributed to the 401(k) Company match.

(3)             Includes $9,678 attributable to the Company’s Employee Stock Purchase Plan.

(4)             Includes $9,054 attributable to the Company’s Employee Stock Purchase Plan.

(5)             Includes $5,723 attributable to the Company’s Employee Stock Purchase Plan.

See the discussion above under the heading for a discussion of our employment arrangements with our named executive officers.

2006 Grants of Plan Based Awards

								All Other	All Other
		Estimated Future			Estimated Future			Stock Awards:	Option Awards:	Exercise	Grant Date
		Payouts Under			Payouts Under			No. of	No. of	or	Fair Value
		Non-Equity Incentive			Equity Incentive			Shares of	Securities	Base Price	of Stock
		Plan Awards			Plan Awards			Stock or	Underlying	of Option	and Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Units (#)	Options (#)	Awards ($ / Sh)	Awards ($)
Denis R. Burger, Ph.D.	2/16/06	—	—	—	—	—	—	—	175,000	7.35	1,134,533
Mark M. Webber	2/16/06	—	—	—	—	—	—	—	75,000	7.35	486,228
Alan P. Timmins	2/16/06	—	—	—	—	—	—	—	175,000	7.35	1,134,533
Patrick L. Iversen, Ph.D.	2/16/06	—	—	—	—	—	—	—	75,000	7.35	486,228
Dwight D. Weller, Ph.D.	2/16/06	—	—	—	—	—	—	—	75,000	7.35	486,228

(1)             Subject to acceleration of vesting in accordance with the named executive officers’ employment agreement, all options granted in 2006 for Drs. Burger, Iversen, and Weller and Messrs. Timmins and Webber become exercisable starting twelve months after the grant date, with one-third of the options becoming exercisable at that time with an additional one-third of the options becoming exercisable on the second and third anniversary dates of the option grant, respectively. On March 27, 2007 the vesting of Dr. Burgers’ options accelerated in connection with his resignation as Chief Executive Officer.

2006 Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Denis R. Burger, Ph.D.(1)	100,000	—	—	6.38	06/12/07	—	—	—	—
	200,000	—	—	6.63	02/02/08	—	—	—	—
	200,000	—	—	5.75	01/03/10	—	—	—	—
	330,000	—	—	5.35	12/05/12	—	—	—	—
	58,334	116,666	—	2.53	02/22/15	—	—	—	—
	—	175,000	—	7.35	02/16/16	—	—	—	—
Mark M. Webber(2)	10,000	—	—	8.13	11/03/07	—	—	—	—
	2,500	—	—	6.63	02/02/08	—	—	—	—
	132,000	—	—	6.88	08/15/10	—	—	—	—
	82,500	—	—	5.35	12/05/12	—	—	—	—
	25,000	50,000	—	2.53	02/22/15	—	—	—	—
	—	75,000	—	7.35	02/16/16	—	—	—	—
Alan P. Timmins(3)	50,000	—	—	6.38	06/12/07	—	—	—	—
	135,000	—	—	6.63	02/02/08	—	—	—	—
	135,000	—	—	5.75	01/03/10	—	—	—	—
	148,500	—	—	5.35	12/05/12	—	—	—	—
	25,000	—	—	5.88	05/19/13	—	—	—	—
	58,334	116,666	—	2.53	02/22/15	—	—	—	—
	—	175,000	—	7.35	02/16/16	—	—	—	—
Patrick L. Iversen, Ph.D.(4)	100,000	—	—	6.69	09/01/07	—	—	—	—
	56,000	—	—	6.63	02/02/08	—	—	—	—
	28,000	—	—	3.69	01/21/09	—	—	—	—
	84,000	—	—	5.75	01/03/10	—	—	—	—
	92,400	—	—	5.35	12/05/12	—	—	—	—
	25,000	50,000	—	2.53	02/22/15	—	—	—	—
	—	75,000	—	7.35	02/16/16	—	—	—	—
Dwight D. Weller, Ph.D.(5)	50,000	—	—	6.38	06/12/07	—	—	—	—
	84,000	—	—	6.63	02/02/08	—	—	—	—
	84,000	—	—	5.75	01/03/10	—	—	—	—
	92,400	—	—	5.35	12/05/12	—	—	—	—
	25,000	50,000	—	2.53	02/22/15	—	—	—	—
	—	75,000	—	7.35	02/16/16	—	—	—	—

(1)             Dr. Burger’s 175,000 options granted on February 22, 2005 at $2.53 per share became exercisable starting February 22, 2006 with one-third being exercisable on this date and another one-third being exercisable on February 22, 2007 and 2008, respectively. Dr. Burger’s 175,000 options granted on February 16, 2006 at $7.35 per share become exercisable starting February 16, 2007 with one-third being exercisable on this date and another one-third being exercisable on February 16, 2008 and 2009, respectively. All of Dr. Burger’s stock options became fully exercisable on March 27, 2007 in connection with his resignation as Chief Executive Officer.

(2)             Mr. Webber’s 75,000 options granted on February 22, 2005 at $2.53 per share became exercisable starting February 22, 2006 with one-third being exercisable on this date and another one-third being exercisable on February 22, 2007 and 2008, respectively. Mr. Webber’s 75,000 options granted on February 16, 2006 at $7.35 per share become exercisable starting February 16, 2007 with one-third being exercisable on this date and another one-third being exercisable on February 16, 2008 and 2009, respectively.

(3)             Mr. Timmins’ 175,000 options granted on February 22, 2005 at $2.53 per share became exercisable starting February 22, 2006 with one-third being exercisable on this date and another one-third being exercisable on February 22, 2007 and 2008, respectively. Mr. Timmins’ 175,000 options granted on February 16, 2006 at $7.35 per share become exercisable starting February 16, 2007 with one-third being exercisable on this date and another one-third being exercisable on February 16, 2008 and 2009, respectively.

(4)             Dr. Iversen’s 75,000 options granted on February 22, 2005 at $2.53 per share became exercisable starting February 22, 2006 with one-third being exercisable on this date and another one-third being exercisable on February 22, 2007 and 2008, respectively. Dr. Iversen’s 75,000 options granted on February 16, 2006 at $7.35 per share become exercisable starting February 16, 2007 with one-third being exercisable on this date and another one-third being exercisable on February 16, 2008 and 2009, respectively.

(6)             Dr. Weller’s 75,000 options granted on February 22, 2005 at $2.53 per share became exercisable starting February 22, 2006 with one-third being exercisable on this date and another one-third being exercisable on February 22, 2007 and 2008, respectively. Dr. Weller’s 75,000 options granted on February 16, 2006 at $7.35 per share become exercisable starting February 16, 2007 with one-third being exercisable on this date and another one-third being exercisable on February 16, 2008 and 2009, respectively.

2006 Option Exercises and Stock Vested

None of our named executive officers exercised any stock options or had any stock based awards vest during fiscal year 2006.  On March 27, 2007, all of Dr. Burger’s stock options vested under his employment agreement in connection with his resignation as Chief Executive Officer.

2006 Pension Benefits

None of our named executive officers are entitled to pension benefits or other payments of benefits pursuant to any established plan following retirement.

2006 Nonqualified Deferred Compensation

None of our named executive officers are entitled to benefits under any nonqualified defined contribution or nonqualified deferred compensation plans.

Potential Payments Upon Termination or a Change in Control

The table below reflects the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon termination without cause or before and after a change in control, and for termination following a change of control, is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination.

Name	Benefit	Before Change in Control, Termination w/o Cause ($)	After Change in Control, Termination w/o Cause ($)	Voluntary Termination ($)(4)	Death ($)(5)	Disability ($)(6)	Change in Control ($)
Denis R. Burger, Ph.D.(3)	Cash Severance(1)	375,000	375,000	—	—	—	375,000
	Stock Options(2)	798,079	1,733,855	1,733,855	—	1,733,855	1,733,855
Mark M. Webber	Cash Severance(1)	225,000	225,000	—	—	—	225,000
	Stock Options(2)	280,073	681,120	681,120	—	681,120	681,120
Alan P. Timmins	Cash Severance(1)	300,000	300,000	—	—	—	300,000
	Stock Options(2)	623,219	1,558,995	1,558,995	—	1,558,995	1,558,995
Patrick L. Iversen, Ph.D.	Cash Severance(1)	250,000	250,000	—	—	—	250,000
	Stock Options(2)	290,483	691,530	691,530	—	691,530	691,530
Dwight D. Weller, Ph.D.	Cash Severance(1)	230,000	230,000	—	—	—	230,000
	Stock Options(2)	290,483	691,530	691,530	—	691,530	691,530

(1)             Cash severance is payable as a lump sum equal to one year’s base salary for the respective named executive officers.

(2)             In the event of a change in control of the Company, all stock options held by the executive will automatically vest and become exercisable. The dollar amount reflects the fair value computed in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in Note 2 to the financial statements set forth in our annual report on Form 10-K, filed March 16, 2007 (Commission File No. 0-22613).

(3)             In connection with his resignation as Chief Executive Officer on March 27, 2007, Dr. Burger received severance pay of $562,500, to be paid in equal monthly installments over eighteen (18) months, all of his stock options vested, and the exercise date of all his stock options was extended to the earlier of the expiration date of the option or March 27, 2010. The Company also agreed to reimburse Dr. Burger for his health insurance benefits for eighteen (18) months.

(4)             In the event of a termination other than for cause, all options granted up to the date of termination become 100% vested.

(5)             In the event of death, the named executive officer will receive all salary compensation due as of the last day of the month following the month in which the death occurs. In addition, the named executive officer will receive an unused paid time off. The stock options will cease vesting as of the date of death, but the exercise period is automatically extended to one year from the date of death.

(6)             In the event of disability, the named executive officer would receive one-half of a month’s salary and any unused paid time off. The named executive officer’s employment agreement provides that all options granted up to the date of termination other than for cause be 100% vested.

2006 Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

The Company’s non-employee directors received the following compensation during fiscal year 2006:

•       annual compensation of $30,000 for services as a director, which was effective following the May 24, 2006 meeting of the Board of Directors;

•       an additional $12,000 to the Lead Director, which was effective following the November 2, 2006 meeting of the Board of Directors;

•       an additional $12,000 to the Chairman of the Audit Committee, which was effective following the May 24, 2006 meeting of the Board of Directors;

•       an additional $8,000 to each member of the Audit Committee, which was effective following the May 24, 2006 meeting of the Board of Directors;

•       an additional $5,000 to the Chairman of the Compensation Committee, which was effective following the May 24, 2006 meeting of the Board of Directors;

•       an additional $3,000 to each member of the Compensation Committee, which was effective following the May 24, 2006 meeting of the Board of Directors;

•       an additional $5,000 to the Chairman of the Nominating and Corporate Governance Committee, which was effective following the May 24, 2006 meeting of the Board of Directors;

•       an additional $3,000 to each member of the Nominating and Corporate Governance Committee, which was effective following the May 24, 2006 meeting of the Board of Directors; and

•       each year, at the meeting of the Board of Directors held immediately following the Annual Meeting, each non-employee director receives a nonqualified option to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI’s 2002 Equity Incentive Plan. These options vest ratably on each monthly anniversary date of the grant over twelve months of continued service as a director.

In addition to the foregoing, a new non-employee director will receive:

•       a nonqualified option upon joining the Board of Directors, to purchase 33,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to AVI’s 2002 Equity Incentive Plan. These options vest ratably on each anniversary date of the grant over four years of continued service to the Board of Directors;

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006:

Director Compensation for Fiscal 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack L. Bowman	33,000	—	53,397	—	—	—	86,397
Michael D. Casey	24,750	—	20,192	—	—	—	44,942
John W. Fara, Ph.D.	33,750	—	31,737	—	—	—	65,487
K. Michael Forrest	28,500	—	50,650	—	—	—	79,150
James B. Hicks, Ph.D.	30,000	—	31,737	—	—	—	61,737
John C. Hodgman	33,000	—	52,685	—	—	—	85,685

(1)             The amounts listed in the option awards column reflect the dollar amount recognized for financial statement reporting purposes calculated in accordance with FAS 123R, and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Note 2 to the financial statements set forth in our annual report on Form 10-K, filed March 16, 2007 (Commission File No. 022613).

(2)             As of December 31, 2006, each director had the following number of options outstanding: Jack L. Bowman: 53,334; Michael D. Casey: 33,000; John W. Fara: 63,334; K. Michael Forrest: 53,000, James B. Hicks: 83,334; and John C. Hodgman: 53,334.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Jack L. Bowman, Chairman
K. Michael Forrest*
John C. Hodgman

*                    Mr. Forrest was a member of the Compensation Committee for the fiscal year ended December 31, 2006. As of March 27, 2007, in connection with becoming Chief Executive Officer, Mr. Forrest resigned from the Compensation Committee.

Audit Committee Report

Under the Amended and Restated Audit Committee Charter (“Charter”), a copy of which is posted on the Company’s website (www.avibio.com), the general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company’s financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors and is to be comprised of at least three directors, each of whom shall be independent, as such term is defined under the listing standards of the Nasdaq Stock Market. All committee members must be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee.

Audit and other Fees.   KPMG LLP has been the Company’s auditors since 2002. During fiscal years 2006 and 2005, the fees for audit and other services performed by KPMG LLP for the Company were as follows:

	Amount and percentage of Fees
Nature of Services	2006		2005
Audit	$239,400	(100%)	$197,800	(100%)
Audit Related	$—		$—
Financial Information System Design and Implementation Fees	$—		$—
All other fees	$—		$—
Total	$239,400	(100%)	$197,800	(100%)

Responsibilities and Duties.   The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The specific duties of the Audit Committee include the following:

•       Select, retain (subject to approval by the Company’s stockholders, if required), and, when appropriate, terminate the engagement of the independent auditor and set the independent auditors’ compensation;

•       Select, retain (subject to approval by the Company’s stockholders, if required), and, when appropriate, terminate the engagement of financial consultants and set such consultants’ compensation;

•       Pre-approve all permitted non-audit services to be performed by the independent auditors and/or financial consultants and establish policies and procedures for the engagement of the independent auditors and/or financial consultants to provide permitted non-audit services;

•       Periodically discuss and review with the independent auditors’ their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, including whether the provision by the independent auditors of permitted non-audit services is compatible with independence and obtain and review a report from the independent auditors describing all relationships between the independent auditors and the Company;

•       Receive and review: (a) a report by the independent auditors describing the independent auditors’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditors;

•       Meet with management and the independent auditors and/or financial consultants prior to commencement of the annual audits and internal controls analysis and testing to review and discuss the planned scope and objectives of the audit and/or such analysis and testing;

•       Meet with the independent auditors, with and without management present, after completion of the annual audit to review and discuss the results of the examinations of the independent auditors and appropriate analyses of the financial statements;

•       Meet with the financial consultants, with management present, after completion of the analysis and testing of the Company’s internal controls by the financial consultants to review and discuss the results of such analysis and testing;

•       Review and discuss (a) the reports of the independent auditors, with and without management present, as to the state of the Company’s financial reporting systems and procedures, the adequacy of internal accounting and financial controls, the integrity and competency of the financial and accounting staff, disclosure controls and procedures,  other aspects of the financial management of the Company and (b) current accounting trends and developments, and (c) take such action with  respect thereto as may be deemed appropriate;

•       Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q and discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

•       Review and discuss with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including the judgment of the independent auditors about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

•       Recommend to the Board of Directors, based upon the Committee’s review, whether the financial statements should be included in the annual report on Form 10-K;

•       Review press releases, as well as Company policies with respect to earnings press releases,  financial  information and earnings guidance provided to analysts and rating agencies and review such releases, information and guidance for compliance with regulations governing the use of non-Generally Accepted Accounting Principles financial measures and related disclosure requirements;

•       Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks;

•       Review (a) the status of compliance with laws, regulations, and internal procedures, including, without limitation, the Company’s policies on ethical business practices; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Committee and report on the same to the Board of Directors;

•       Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls, auditing matters and compliance with the Company’s ethical business policies;

•       Establish policies for the hiring of employees and former employees of the independent auditor;

•       Prepare a report of the Committee each year for inclusion in the Company’s proxy statement in accordance with SEC rules;

•       Review and assess the adequacy of this Charter annually with the Board of Directors as a whole and report to the Board of Directors any significant matters as they occur during the year; and

•       Conduct such other duties and undertake such other tasks as may be appropriate to the overall purposes for the Committee and as may be assigned from time to time by the Board of Directors consistent with such purposes

Specific Audit Committee Actions Related to Review of the Company’s Audited Financial Statements.   In discharging its duties, the Audit Committee, among other actions, has (i) reviewed and discussed the audited financial statements to be included in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2006 with management, (ii) discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU380) related to such financial statements, (iii) received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant’s independence, (iv) the Audit Committee has considered whether the provision of service represented under the headings on “Financial Information Systems Design and Implementation Fees” and “All Other Fees” as set forth in the table of fees on page thirteen is compatible with maintaining KPMG LLP’s independence, and (v) based on such reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2006. The Audit Committee also discussed with KPMG LLP the audit of management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2006. Please see “Management’s Annual Report on Internal Control over Financial Reporting” and “Report of Independent Registered Public Accounting Firm” in the company’s Annual Report on Form 10-K for the twelve months ended December 31, 2006.

AUDIT COMMITTEE
John C. Hodgman, Chairman
John W. Fara, Ph.D.
James B. Hicks, Ph.D.

Performance Graph

The following graph compares the cumulative total shareowner return on the Company’s Common Stock for the period beginning June 4, 1997, the date the Company’s Common Stock began trading on the Nasdaq National Market, and ending December 31, 2006, as compared with the total return of the NASDAQ Composite Index and the Amex Biotech Index. This graph assumes an investment of $100 on June 4, 1997 in each of the company’s common stock, the NASDAQ Composite Index and the Amex Biotech Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

STOCK OWNED BY AVI BIOPHARMA, INC. MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of AVI Common Stock as of April 4, 2007, with respect to:  (i) each person known by AVI to beneficially own more than five percent (5%) of the outstanding shares of AVI Common Stock, (ii) each of AVI’s directors, (iii) each of AVI’s named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent(1)
Officers and Directors
Denis R. Burger, Ph.D.(2)	1,351,024	2.5%
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
Dwight D. Weller, Ph.D.(3)	745,117	1.4%
AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333
Alan P. Timmins (4)	739,882	1.4%
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
Patrick L. Iversen, Ph.D.(5)	493,461	*
AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333
Mark M. Webber (6)	317,446	*
AVI BioPharma, Inc. 4575 S.W. Research Way, Suite 200 Corvallis, OR 97333
Peter D. O’Hanley, Ph.D., M.D.(7)	133,333	*
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
K. Michael Forrest (8)	96,500	*
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
John W. Fara, Ph.D.(9)	63,834	*
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
James B. Hicks, Ph.D.(10)	56,000	*
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
Jack L. Bowman (11)	50,000	*
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258

John C. Hodgman(12)	45,000	*
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
Michael D. Casey(13)	8,250	*
AVI BioPharma, Inc. 1 S.W. Columbia, Suite 1105 Portland, OR 97258
All directors and officers as a group (12 persons) .	4,099,847	7.2%
5% Shareholders
George W. Haywood(14)	4,543,600	8.5%
c/o Cronin & Vris, LLP 380 Madison Ave., 24th floor New York, NY 10017

*                    Less than one percent

       (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of April 4, 2007, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

       (2) As of March 27, 2007, Dr. Burger resigned from his position as Chief Executive Officer. Includes 34,434 shares held by Sovereign Ventures, LLC, a limited liability company in which Dr. Burger is a general partner. Also includes 1,180,000 shares subject to options exercisable within sixty (60) days of April 4, 2007. Dr. Burger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

       (3) Includes 252,936 shares held jointly or by others over which Dr. Weller exercises voting and investment power, 385,400 shares subject to options exercisable by Dr. Weller and 48,959 shares subject to options exercisable by Dr. Weller’s spouse within sixty (60) days of April 4, 2007. Dr. Weller disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

       (4) Includes 668,500 shares subject to options exercisable within sixty (60) days of April 4, 2007.

       (5) Includes 435,400 shares subject to options exercisable within sixty (60) days of April 4, 2007.

       (6) Includes 302,000 shares subject to options exercisable within sixty (60) days of April 4, 2007.

       (7) Includes 133,333 shares subject to options exercisable within sixty (60) days of April 4, 2007.

       (8) Includes 86,500 shares subject to options exercisable within sixty (60) days of April 4, 2007.

       (9) Includes 63,334 shares subject to options exercisable within sixty (60) days of April 4, 2007.

(10) Includes 50,000 shares subject to options exercisable within sixty (60) days of April 4, 2007.

(11) Includes 45,000 shares subject to options exercisable within sixty (60) days of April 4, 2007.

(12) Includes 45,000 shares subject to options exercisable within sixty (60) days of April 4, 2007.

(13) Includes 8,250 shares subject to options exercisable within sixty (60) days of April 4, 2007.

(14) George W. Haywood reported owning 4,543,600 shares as of February 13, 2007. Includes 300,000 shares held by others over which Mr. Haywood exercises voting and investment power.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH AVI BIOPHARMA, INC.

In December 1999, the Company entered into an agreement with SuperGen, Inc. Denis R. Burger, Ph.D., the former chief executive officer of the Company is a former member of the Board of Directors of SuperGen, Inc. Under terms of the agreement, the Company received from SuperGen, Inc. $2,500,000 in cash and 100,000 shares of SuperGen, Inc. common stock in exchange for 1,000,000 shares of Company common stock. SuperGen, Inc. also acquired exclusive negotiating rights for the United States market for Avicine. During the fourth quarter of 2003 the Company sold all of its investment in SuperGen, Inc.

In April 2000, the Company entered into an alliance with SuperGen, Inc. for shared development and marketing rights for Avicine. Under the terms of the agreement, AVI and SuperGen will equally share in future clinical development and FDA registration costs as well as in profits from product sales in the United States. In connection with that alliance the Company received from SuperGen, Inc. $5,000,000 in cash and 347,826 shares of SuperGen, Inc. common stock in exchange for 1,684,211 shares of Company common stock and a warrant to purchase 1,665,878 shares of AVI common stock, subject to anti-dilution provisions. Closing of the transaction occurred during the third quarter of 2000.

In March 2006, the Company entered into a transaction with The Cook Group, Inc. (‘Cook”) that provides for Cook’s development and commercialization of products for vascular diseases. Cook has specifically licensed AVI’s NEUGENE® antisense technology for down-regulating c-myc gene expression in the field of cardiovascular disease. Cook will take over clinical development of AVI’s device-related programs for cardiovascular restenosis, including its Resten-NG® drug-eluting stent (DES) program, Resten-MP™ microparticle delivery program and its new program for catheter delivery of Resten-NG. Cook will fully fund the development, clinical and regulatory costs of these programs in the U.S. and Europe leading to commercialization. As part of that transaction, Cook also entered into a supply agreement to purchase the drugs for development, clinical studies and commercialization from AVI, and acquired 692,003 shares of the Company’s Common Stock for $5,000,000. Joseph Horn, the Company’s former Vice President of Cardiology resigned as an executive officer of the Company effective March 21, 2006 and accepted a position with Cook. In connection with his resignation, Mr. Horn received a cash payment equivalent to approximately two months’ salary and was granted options to purchase 100,000 shares of AVI Common Stock, which will vest over 3 years. Additionally, in conjunction with his AVI employment contract, Mr. Horn’s at-hire grant of options to purchase 100,000 shares of Common Stock became fully vested.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the Code of Business Conduct and Ethics, authorization from the Audit Committee is required for a director or officer to enter into a related party transaction or a similar transaction which could result in a conflict of interest. Conflicts of interest are prohibited unless specifically authorized in accordance with the Code of Business Conduct and Ethics.

ELECTION OF AVI BIOPHARMA, INC. DIRECTORS
(Proposal I)

At the Annual Meeting, three (3) directors will be elected, each for a two-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the persons named in the enclosed proxy form will vote in their discretion upon such matters.

Under AVI’s bylaws, the directors are divided into two groups, with Group I consisting of four (4) directors and Group II consisting of three (3) directors. The term of office of one group of directors expires in each year, and their successors are elected for terms of two years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names of each of the Board of Director’s nominees for election as a Group II director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age at April 4, 2007, the periods during which he has served as a director of AVI and positions currently held with AVI. Each nominee was selected by the Nominating and Corporate Governance Committee in accordance with its stated procedures and policies.

		Director	Expiration
	Age	Since	Of Term	Position Held With AVI
Nominees:
John C. Hodgman	52	2004	2007	Director
John W. Fara, Ph.D.	64	2000	2007	Director
K. Michael Forrest	63	2005	2007	Chief Executive Officer and Director
Continuing Directors:
Jack L. Bowman	74	2004	2008	Chairman of the Board and Lead Director
Michael D. Casey	61	2006	2008	Director
James B. Hicks, Ph.D.	60	1997	2008	Director
Alan P. Timmins	47	1997	2008	President, Chief Operating Officer and Director

See “AVI BIOPHARMA, INC. DIRECTORS AND EXECUTIVE OFFICERS” for biographical information with respect to the Nominees and Continuing Directors and “Director Compensation” for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR.   If a quorum is present, AVI’s Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the AVI Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

RATIFICATION OF APPOINTMENT OF AVI BIOPHARMA INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal II)

The Audit Committee has appointed KPMG, LLP (“KPMG”) as independent auditors for the 2007 fiscal year. KPMG will audit the Company’s consolidated financial statements for the 2007 fiscal year and perform other services. While shareholder ratification is not required by the Company’s by-laws or otherwise, the Board of Directors is submitting the selection of KPMG to the shareholders for ratification as a good corporate governance practice. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP to audit the Company’s books and accounts for the fiscal year ending December 31, 2007.

A representative of KPMG LLP is expected to be present at the AVI Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.   The proposal will be approved if assuming the existence of a quorum at least a majority of the shares of the Company’s Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ratification of KPMG LLP.

OTHER BUSINESS

As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

The Nominating and Corporate Governance Committee considers, selects and recommends to the Board of Directors for approval nominees for director and committee member positions. The Board then considers the recommendation of the Nominating and Corporate Governance Committee and decides which nominees to present to the Company’s shareholders for election to the Board of Directors.

Proposals by shareholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2008 annual meeting of shareholders must be received by the Company at its principal executive offices, One S.W. Columbia St., Suite 1105, Portland, OR, not later than December 18, 2007. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company’s use of discretionary proxy voting authority with respect to shareholder proposals that are not included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a shareholder does not notify the Company by at least March 4, 2008 (which is 45 days before the date the Company mails its proxy material for the prior year’s annual meeting of shareholders (which date is expected to be on or about April 17, 2007 for the Company’s 2007 Annual Meeting) of an intent to present such a proposal at the Company’s 2008 Annual Meeting, the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the proxy statement.

Shareholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating and Corporate Governance Committee should send written notice to the Chairman of the Nominating and Corporate Governance Committee, AVI BioPharma, Inc., One S.W. Columbia St., Suite 1105, Portland, OR 97258 within the time periods set forth above. Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. This includes the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such shareholder or beneficial owner on whose behalf the nomination is being made; and the number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Nominating and Corporate Governance Committee will consider shareholder nominees on the same terms as nominees selected by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, each director will have the highest personal and professional ethics, integrity and values and will consistently exercise sound and objective business judgment. It is expected that the Board of Directors as a whole will have individuals with significant appropriate senior management and leadership experience, a long-term and strategic perspective, the ability to advance constructive debate, and a global perspective. These qualifications and attributes are not the only factors the Nominating and Corporate Governance Committee will consider in evaluating a candidate for nomination to the Board of Directors, and the Nominating and Corporate Governance Committee may reevaluate these qualifications and attributes at any time.

Except as set forth above, the Nominating and Corporate Governance Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from shareholders, nor does the Nominating and Corporate Governance Committee have a formal process for identifying and evaluating nominees for director (including nominees recommended by shareholders). The Nominating and Corporate Governance Committee does not currently engage any third party director search firms but may do so in the future if it deems appropriate and in the best interests of the Company. These issues will be considered by the Nominating and Corporate Governance Committee in due course, and, if appropriate, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors addressing the nomination process.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2006 with the Securities and Exchange Commission (the “SEC”). The SEC maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by the Company with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K and all other documents of the Company incorporated by reference herein by writing to Investor Relations, AVI BioPharma, Inc., One S.W. Columbia Street, Portland, Oregon 97258, calling Investor Relations at (503) 227-0554, or visiting the Company’s web site at www.avibio.com. Requested documents will be sent by first class mail (or other equally prompt means) within one business day of receipt of such request.

AVI BIOPHARMA, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints K. Michael Forrest and Alan P. Timmins, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of AVI BioPharma, Inc. held of record by the undersigned on March 23, 2007 at the Annual Meeting of Shareholders to be held on May 22, 2007 (and any adjournments thereof).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.               Election of Directors. Elect three Group II directors for two-year terms or until their respective successors are elected and qualified. Directors nominated are John C. Hodgman, John W. Fara, Ph.D., and K. Michael Forrest

For	Withheld For All

Except:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2.               Ratification of Independent Registered Public Accounting Firm for 2007. Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

For	Against	Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1 AND “FOR” ITEMS 2.

PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Typed or Printed Name(s)

Authorized Signature

Title or authority, if applicable

Date

Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

☐ I PLAN TO ATTEND THE ANNUAL MEETING.

☐ I DO NOT PLAN TO ATTEND THE ANNUAL MEETING.